UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ESSEX PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	77-0369576 (I.R.S. Employer Identification Number)
925 East Meadow Drive Palo Alto, California (Address of principal executive offices)	94303 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.8125% Series F Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) $0.0001 Par Value	Pacific Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrant's Securities to Be Registered.

The description of the Registrant's 7.8125% Series F Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) $0.0001 par value per share (the "Series F Preferred Shares") included under the caption "Description of Series F Preferred Stock" in the Registrant's final prospectus supplement to the Registration Statement on Form S-3 No. 333-108336 filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, on even date herewith is incorporated herein by reference. The Series F Preferred Shares are to be listed on the Pacific Exchange under the symbol "ESS-F."

Item 2. Exhibits.

Exhibit Number	Description of Exhibit
1

Articles of Amendment and Restatement of the Registrant dated June 22, 1995, attached as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference.

2

Articles Supplementary of the Registrant for the 8.75% Convertible Preferred Stock, Series 1996A, attached as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed July 16, 1996, and incorporated herein by reference.

3

First Amendment to Articles of Amendment and Restatement of the Registrant, attached as Exhibit 3.1 to the Registrant's 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.

4 (1)	Certificate of Correction to Exhibit 1 above, dated December 20, 1996.
5	Amended and Restated Bylaws of the Registrant, attached as Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed August 13, 1996, and incorporated herein by reference.
6 (1)	Certificate of Amendment of the Bylaws of the Registrant, dated December 17, 1996.
7

Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock, filed with the State of Maryland on February 10, 1998, attached as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed March 3, 1998, and incorporated herein by reference.

8 (2)	Articles Supplementary reclassifying 500,000 shares of Common Stock as 500,000 shares of 9 1/8% Series C Cumulative Redeemable Preferred Stock, filed with the State of Maryland on November 25, 1998.
9	Certificate of Correction to Exhibit 1 above, dated February 12, 1999.
10

Articles Supplementary reclassifying 6,617,822 shares of Common Stock as 6,617,822 shares of Series A Junior Participating Preferred Stock, filed with the State of Maryland on November 13, 1998, attached as Exhibit 4.0 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.

11

Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, filed with the State of Maryland on July 30, 1999, attached as Exhibit 3.1 to the Registrant's 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

12

Articles Supplementary reclassifying 2,200,000 shares of Common Stock as 2,200,000 shares of 9.25% Series E Cumulative Redeemable Preferred Stock, filed with the State of Maryland on September 9, 1999, attached as Exhibit 3.1 to the Registrant's 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.

13

Certificate of Correction to Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.

14

Certificate of Amendment of the Bylaws of The Registrant dated February 14, 2000, attached as Exhibit 3.2 to the Registrant's Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.

15

Rights Agreement, dated as of November 11, 1998, between the Registrant, and BankBoston, N.A., as Rights Agent, including all exhibits thereto, attached as Exhibit 1 to the Registrant's Registration Statement filed on Form 8-A dated November 12, 1998, and incorporated herein by reference.

16	Amendment to Rights Agreement, dated as of December 13, 2000, attached as Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference.
17	Amendment to Rights Agreement, dated as of February 28, 2002, attached as Exhibit 4.3 to the Registrant's Form 10-K for the year ended December 31, 2001 and incorporated herein by reference.
18

Articles Supplementary reclassifying 1,000,000 shares of Common Stock as 1,000,000 shares of 7.8125% Series F Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to the Registrant's Form 8-K, of even date herewith and incorporated herein by reference.

(1) Incorporated by reference to the identically numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

(2) Incorporated by reference to the identically numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ESSEX PROPERTY TRUST, Inc.

Date: September 19, 2003

By: /s/ Michael J. Schall
Michael J. Schall
Chief Financial Officer

Exhibits

Exhibit Number	Description of Exhibit
1

Articles of Amendment and Restatement of the Registrant dated June 22, 1995, attached as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference.

2

Articles Supplementary of the Registrant for the 8.75% Convertible Preferred Stock, Series 1996A, attached as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed July 16, 1996, and incorporated herein by reference.

3

First Amendment to Articles of Amendment and Restatement of the Registrant, attached as Exhibit 3.1 to the Registrant's 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.

4 (1)	Certificate of Correction to Exhibit 1 above, dated December 20, 1996.
5	Amended and Restated Bylaws of the Registrant, attached as Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed August 13, 1996, and incorporated herein by reference.
6 (1)	Certificate of Amendment of the Bylaws of the Registrant, dated December 17, 1996.
7

Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock, filed with the State of Maryland on February 10, 1998, attached as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed March 3, 1998, and incorporated herein by reference.

8 (2)	Articles Supplementary reclassifying 500,000 shares of Common Stock as 500,000 shares of 9 1/8% Series C Cumulative Redeemable Preferred Stock, filed with the State of Maryland on November 25, 1998.
9	Certificate of Correction to Exhibit 1 above, dated February 12, 1999.
10

Articles Supplementary reclassifying 6,617,822 shares of Common Stock as 6,617,822 shares of Series A Junior Participating Preferred Stock, filed with the State of Maryland on November 13, 1998, attached as Exhibit 4.0 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.

11

Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, filed with the State of Maryland on July 30, 1999, attached as Exhibit 3.1 to the Registrant's 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

12

Articles Supplementary reclassifying 2,200,000 shares of Common Stock as 2,200,000 shares of 9.25% Series E Cumulative Redeemable Preferred Stock, filed with the State of Maryland on September 9, 1999, attached as Exhibit 3.1 to the Registrant's 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.

13

Certificate of Correction to Articles Supplementary reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.

14

Certificate of Amendment of the Bylaws of The Registrant dated February 14, 2000, attached as Exhibit 3.2 to the Registrant's Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.

15

Rights Agreement, dated as of November 11, 1998, between the Registrant, and BankBoston, N.A., as Rights Agent, including all exhibits thereto, attached as Exhibit 1 to the Registrant's Registration Statement filed on Form 8-A dated November 12, 1998, and incorporated herein by reference.

16	Amendment to Rights Agreement, dated as of December 13, 2000, attached as Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference.
17	Amendment to Rights Agreement, dated as of February 28, 2002, attached as Exhibit 4.3 to the Registrant's Form 10-K for the year ended December 31, 2001 and incorporated herein by reference.
18

Articles Supplementary reclassifying 1,000,000 shares of Common Stock as 1,000,000 shares of 7.8125% Series F Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to the Registrant's Form 8-K, of even date herewith and incorporated herein by reference.

(1) Incorporated by reference to the identically numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

(2) Incorporated by reference to the identically numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.